Exhibit 24.1

Power of Attorney

Each person whose signature appears below hereby constitutes and appoints Gary J. Wolter, Terry A. Hanson and Jeffrey C. Newman, and each of them, his or her true and lawful attorney-in-fact and agent, with full power of substitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign a Registration Statement on Form S-3 relating to the shelf-registration of an  indeterminate number and amount of the securities of MGE Energy, Inc., and any post-effective amendments to such Registration Statement (including any post-effective amendments to add additional classes of securities to be registered), under the Securities Act of 1933, as amended, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto such attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying all that such attorneys-in-fact and agents, or any of them or their or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Signature	Title	Date
/s/ Gary J. Wolter Gary J. Wolter	Chairman, President and Chief Executive Officer and Director (Principal Executive Officer)	October 17, 2008
/s/ Terry A. Hanson Terry A. Hanson	Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	October 17, 2008
/s/ Richard E. Blaney Richard E. Blaney	Director	October 17, 2008
/s/ Londa J. Dewey Londa J. Dewey	Director	October 17, 2008
/s/ F. Curtis Hastings F. Curtis Hastings	Director	October 17, 2008
/s/ Regina M. Millner Regina M. Millner	Director	October 17, 2008
/s/ Frederic E. Mohs Frederic E. Mohs	Director	October 17, 2008
/s/ John R. Nevin John R. Nevin	Director	October 17, 2008
/s/ H. Lee Swanson H. Lee Swanson	Director	October 17, 2008